EXHIBIT 10(b)

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                                 PROMISSORY NOTE

                                  DEFINED TERMS
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Execution Date:   December 17, 2002                                City and State of Signing:     Atlanta, Georgia
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Loan Amount:                                                       Interest Rate:


EIGHTY-FIVE MILLION AND NO/100 DOLLARS ($85,000,000.00)            5.26%
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Borrower:
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Koger Ravinia, LLC, a Delaware limited liability company, whose address is 433
Plaza Real, Suite 335, Boca Raton, Florida 33432.
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Liable Parties:
Koger Equity, Inc., a Florida corporation, whose address is 433 Plaza Real, Suite 335, Boca Raton, Florida 33432.
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Holder:                                  Maturity Date:                               Monthly Installment:
Metropolitan Life Insurance Company      January 1, 2008                              Equal  monthly  installments  of interest
                                                                                      at the  Interest  Rate each in the amount
                                                                                      of $372,583.33.

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Holder's Address:                        Advance Date:
                                         The date funds are disbursed to
Borrower.
Metropolitan Life Insurance
 Company
Real Estate Investments
10 Park Avenue
Morristown, New Jersey 07960
Attention:  Senior Vice-President

And

Metropolitan Life Insurance
 Company
2400 Lakeview Parkway, Ste 400
Alpharetta, Georgia 30004
Attention:   Vice-President or
       Associate General Counsel
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                                                                                      Permitted Prepayment Period:

                                                                               During the 90 day period prior to the Maturity Date,
                                                                               Borrower may prepay the Loan without a Prepayment
                                                                               Fee on 30 days prior written notice. In addition,
                                                                               commencing on the first day of the 31st month
                                                                               following the Advance Date, Borrower may prepay the
                                                                               Loan in whole, but not in part, with a Prepayment
                                                                               Fee on 60 days prior written notice.
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                      First Installment Date:

                      The first day of the second calendar
                      month following the Advance Date, which
                      is February 1, 2003.
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Late Charge:                                                     Default Rate:

An amount  equal to four cents  ($.04) for                       An annual rate equal to the Interest
each dollar that is overdue.                                     Rate plus four  percent (4%).
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Note:  This  Promissory  Note. Deed To Secure Debt:  Deed To Secure Debt,  Security  Agreement,  and Fixture Filing dated as of the Execution Date granted by Borrower to Holder.  Loan  Documents:  This Note, the Deed To Secure Debt and any other documents related to this Note and/or the Deed To Secure Debt and all renewals,  amendments,  modifications,  restatements and extensions of these  documents.  Guaranty:  Guaranty dated as of the Execution Date and executed by Liable Parties.  Indemnity  Agreement:
Unsecured  Indemnity  Agreement  dated as of the  Execution  Date and  executed by Borrower in favor of Holder.  The  Indemnity
Agreement  and  Guaranty are not Loan  Documents  and shall  survive  repayment  of the Loan or other  termination  of the Loan
Documents.
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FOR VALUE RECEIVED, Borrower promises to pay to the order of Holder, at Holder's
Address or such other place as Holder may from time to time designate, the Loan
Amount with interest payable in the manner described below, in money of the
United States of America that at the time of payment shall be legal tender for payment of all obligations.

Capitalized terms which are not defined in this Note shall have the meanings set forth in the Deed To Secure Debt.

1. Payment of Principal and Interest. Principal and interest under this Note shall be payable as follows:

     (a) Interest on the funded portion of the Loan Amount shall accrue from the Advance Date at the Interest Rate and shall be paid on the first day of the first calendar month following the Advance Date;

     (b) Commencing on the First Installment Date and on the first day of each calendar month thereafter, to and including the first day of the calendar month immediately preceding the Maturity Date, Borrower shall pay interest only in the amount of the Monthly Installment; and

     (c) On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest, and all other sums evidenced by this Note or secured by the Deed To Secure Debt and/or any other Loan Documents as well as any future advances under the Deed To Secure Debt that may be made to or on behalf of Borrower by Holder following the Advance Date (collectively, the "Secured Indebtedness"), shall become immediately payable in full.

Borrower acknowledges and agrees that a substantial portion of the original Loan Amount shall be outstanding and due on the Maturity Date.

Interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty (360) day year, except that (i) if the Advance Date occurs on a date other than the first day of a calendar month, interest payable for the period commencing on the Advance Date and ending on the last day of the month in which the Advance Date occurs shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable, and (ii) if the Maturity Date occurs on a date other than the last day of the month, interest payable for the period commencing on the first day of the month in which the Maturity Date occurs and ending on the Maturity Date shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable.

2. Application of Payments. At the election of Holder, and to the extent permitted by law, all payments shall be applied in the order selected by Holder to any expenses, prepayment fees, late charges, escrow deposits and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid Loan Amount.

3. Security. The covenants of the Deed To Secure Debt are incorporated by reference into this Note. This Note shall evidence, and the Deed To Secure Debt shall secure, the Secured Indebtedness.

4. Late Charge. If any payment of interest, any payment of a Monthly Installment or any payment of a required escrow deposit is not paid within 7 days after the due date, Holder shall have the option to charge Borrower the Late Charge. The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Holder may have. Unpaid Late Charges shall become part of the Secured Indebtedness and shall be added to any subsequent payments due under the Loan Documents.

5. Acceleration Upon Default. At the option of Holder, if Borrower fails to pay any sum specified in this Note within 7 days of the due date, or if an Event of Default occurs, the Secured Indebtedness, and all other sums evidenced and/or secured by the Loan Documents, including without limitation any applicable prepayment fees (collectively, the "Accelerated Loan Amount") shall become immediately due and payable.


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6. Interest Upon Default. The Accelerated Loan Amount shall bear interest at the
Default Rate which shall never exceed the maximum rate of interest permitted to be contracted for under the laws of the State. The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until all defaults are cured.

7. Limitation on Interest. The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Holder exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Holder shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Holder shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Holder's election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

8. Prepayment. Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note except as expressly set forth in the Defined Terms. If Borrower provides notice of its intention to prepay, the Accelerated Loan Amount shall become due and payable on the date specified in the prepayment notice.

9. Prepayment Fee.

     (a) Any tender of payment by Borrower or any other person or entity of the Secured Indebtedness, other than as expressly provided in the Loan Documents, shall constitute a prohibited prepayment. If a prepayment of all or any part of the Secured Indebtedness is made following (i) an Event of Default and an acceleration of the Maturity Date, (ii) the application of money to the principal of the Loan after a casualty or condemnation, or (iii) in connection with a purchase of the Property or a repayment of the Secured Indebtedness at any time before, during or after, a judicial or non-judicial foreclosure or sale of the Property, then to compensate Holder for the loss of the investment, Borrower shall pay an amount equal to the Prepayment Fee (as hereinafter defined).

     (b) The "Prepayment Fee" shall be the greater of (A) the Prepayment Ratio (as hereinafter defined) multiplied by the difference between (x) and (y), where
(x) is the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date, discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate plus twenty-five hundredths percent (0.25%) compounded semi-annually, and (y) is the amount of the principal then outstanding, or (B) one percent (1%) of the amount of the principal being prepaid.

     (c) The "Treasury Rate" shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of this Note, as quoted in the Federal Reserve Statistical Release [H. 15
(519)] under the heading "U.S. Government Securities - Treasury Constant Maturities" for the date on which prepayment is being made. If this rate is not available as of the date of prepayment, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Holder shall select a comparable rate. Holder will, upon request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment.

     (d) The "Prepayment Ratio" shall be a fraction, the numerator of which shall be the amount of principal being prepaid, and the denominator of which shall be the principal then outstanding.


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10. Waiver of Right to Prepay Note Without Prepayment Fee. Borrower acknowledges that Holder has relied upon the anticipated investment return under this Note in entering into transactions with, and in making commitments to, third parties and that the tender of any prohibited prepayment, shall, to the extent permitted by law, include the Prepayment Fee. Borrower agrees that the Prepayment Fee represents the reasonable estimate of Holder and Borrower of a fair average compensation for the loss that may be sustained by Holder as a result of a prohibited prepayment of this Note and it shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid under the Loan Documents.

BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER APPLICABLE STATE LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE DEED TO SECURE DEBT, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT FEE SPECIFIED IN SECTION 9. BY EXECUTING THIS NOTE, BORROWER AGREES THAT HOLDER'S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.

11. Liability of Borrower. Upon the occurrence of an Event of Default, except as provided in this Section 11, Holder will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower. However, nothing contained in this section shall limit the rights of Holder to proceed against Borrower and the general partners of Borrower and/or the Liable Parties, if any, (i) to enforce any leases entered into by Borrower or its affiliates as tenant, guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance under which Holder is the insurer;
(ii) to recover damages for fraud, material misrepresentation, material breach of warranty or waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Borrower or which, under the terms of the Loan Documents, should have been paid to Holder; (iv) to recover any tenant security deposits, tenant letter of credit or other deposits or fees paid to Borrower that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Holder;
(v) to recover Rents and Profits received by Borrower after the first day of the month in which an Event of Default occurs and prior to the date that Holder acquires title to the Property, which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover damages, costs and expenses arising from, or in connection with the provisions of the Deed To Secure Debt pertaining to hazardous materials or the Indemnity Agreement; (vii) to recover all amounts due and payable pursuant to Sections 11.06 and 11.07 of the Deed To Secure Debt and any amount expended by Holder in connection with the foreclosure of the Deed to Secure Debt; (viii) to recover damages arising from Borrower's failure to comply with Section 8.01 of the Deed To Secure Debt pertaining to ERISA; and/or (ix) to recover damages, costs and expenses arising from, or in connection with, Grantor's failure to pay any Impositions or Premiums to the extent not deposited with Lender.

The limitation of liability set forth in this Section 11 shall not apply and the Loan shall be fully recourse in the event that prior to the repayment of the Secured Indebtedness, (i) there is a violation of Section 10.01 or Section 10.02 of the Deed to Secure Debt or (ii) Borrower commences a voluntary bankruptcy or insolvency proceeding or an involuntary bankruptcy or insolvency proceeding is commenced against Borrower by any party which is not an unrelated third party and is not dismissed within 90 days of filing . In addition, this agreement shall not waive any rights which Holder would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.


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12. Waiver by Borrower. Borrower and others who may become liable for the payment of all or any part of this Note, and each of them, waive diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.

13. Exercise of Rights. No single or partial exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy. Holder shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Holder may deem appropriate, without waiving any other rights or remedies. The release of any party under this Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Indemnity Agreement.

14. Fees and Expenses. If Borrower defaults under this Note, Borrower shall be personally liable for and shall pay to Holder, in addition to the sums stated above, the costs and expenses of enforcement and collection, including a reasonable sum as an attorney's fee. This obligation is not limited by Section 11.

15. No Amendments. This Note may not be modified or amended except in a writing executed by Borrower and Holder. No waivers shall be effective unless they are set forth in a writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower and Holder.

16. Governing Law. This Note is to be construed and enforced in accordance with the laws of Georgia.

17. Construction. The words "Borrower" and "Holder" shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, as appropriate. The provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower. If more than one party is Borrower, the obligations of each party shall be joint and several. The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.

18. Notices. All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Deed To Secure Debt.

19. Time of the Essence. Time shall be of the essence with respect to all of Borrower's obligations under this Note.

20. Severability. If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note, except that if that provision relates to the payment of any monetary sum, then Holder may, at its option, declare the Secured Indebtedness (together with the Prepayment Fee) immediately due and payable.



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IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the
Execution Date.

                                     KOGER RAVINIA, LLC,
                                     a Delaware limited liability company


                                     By:      /S/ Christopher L. Becker
                                        ----------------------------------------
                                     Name:    Christopher L. Becker
                                     Title:   Vice President

                                     [Seal]




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